EXHIBIT 4.4
ALIMERA SCIENCES, INC.
SECOND AMENDED AND RESTATED STOCK SALE AGREEMENT
     THIS SECOND AMENDED AND RESTATED STOCK SALE AGREEMENT (the “Agreement”) is made this 17th day of March, 2008, by and among Alimera Sciences, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), listed on the Schedule of Common Holders attached as Exhibit A hereto (the “Common Holders”), the holders of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Stock”), listed on Exhibit B attached hereto (the “Series A Investors”), the holders of the company’s Series B Preferred Stock, par value $0.01 share (the “Series B Stock”), listed on Exhibit C hereto (the “Series B Investors”) and the holders of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Stock”, and together with the Series A Stock and Series B Stock, the “Preferred Stock”), listed on Exhibit D attached hereto (the “Series C Investors” and, together with the Series A Investors and the Series B Investors, the “Investors”). The Common Holders, the Series A Investors, the Series B Investors, and the Series C Investors, collectively shall be referred to herein as the “Stockholders.”
RECITALS
     WHEREAS, each Common Holder is the holder of outstanding shares of Common Stock;
     WHEREAS, the Company proposes to obtain equity financing from the Series C Investors pursuant to that certain Series C Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series C Purchase Agreement”), by and among the Company and the Series C Investors, which financing the Company, the Common Holders, the Series A Investors and the Series B Investors believe to be in the best interests of the Company and its stockholders;
     WHEREAS, the Investors are parties to an Amended and Restated Stock Sale Agreement dated November 22, 2005 by and among the Company, the Series A Investors, the Series B Investors and the Common Holders (the “Prior Agreement”);
     WHEREAS, the parties to such Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and
     WHEREAS, the Series C Investors have requested, as a condition to entering into the Series C Purchase Agreement, that the Common Holders, the Series A Investors and the Series B Investors enter into this Agreement, and the Common Holders, the Series A Investors and the Series B Investors, as an inducement to the Series C Investors to enter into the Series C Purchase Agreement, are willing to enter into this Agreement.

AGREEMENT
     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and terms hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.
     1. Prohibited Transfers. Except for a Permitted Transfer (as defined herein), the Common Holders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, whether voluntarily or by operation of law (a “Transfer”), all or any part of the Shares (as hereinafter defined) owned by them during the term of this Agreement other than in compliance with the terms of this Agreement. For purposes of this Agreement, the term “Shares” shall mean and include all shares of capital stock of the Company owned or held at any time by a Common Holder or by any transferee thereof. Shares owned or held by a Common Holder shall include shares of capital stock which the Common Holder has the right to acquire upon the conversion or exercise of all securities convertible into or exercisable for Common Stock of the Company, and any reference to a Transfer of Shares shall include a Transfer of such convertible securities.
     2. Rights of First Refusal and Co-Sale.
          2.1 Right of First Refusal.
               (a) If at any time any Common Holder (the “Seller”) desires (or is required) to Transfer any Shares to a third party other than the Company (the “Buyer”), such Seller shall provide notice of such proposed sale to the Company and the Investors in accordance with Section 2.3 hereof, and the Company shall have a period of 15 days after its receipt of such notice (such date of receipt, the “Notice Date”) to elect to purchase all of the Shares proposed to be sold or transferred by the Seller (the “Offered Shares”) at the same price per share and on the same terms and conditions as involved in such sale or disposition. The Company shall promptly deliver a copy of each such notice to the members of its Board of Directors.
               (b) If the Company does not elect to purchase all of the Offered Shares pursuant to Section 2.1(a), then for a period of 30 days from the Notice Date, each Investor (or any transferee of the Investor) shall have the right to require, as a condition to such sale or transfer, that the Seller sell to such Investor (or such transferee) at the same price per share and on the same terms and conditions as involved in such sale or disposition that percentage (subject to overallotment rights) of the Offered Shares expressed by a fraction, the numerator of which is the number of shares of Common Stock (less any shares of Ineligible Stock (as defined below)) and Preferred Stock (on an as-converted to Common Stock basis) then held by the Investor (or such transferee), and the denominator of which is the aggregate number of all shares of Common Stock (less all shares of Ineligible Stock) and Preferred Stock then held by all the Investors and transferees of the Investors, if any, on an as-converted to Common Stock basis. Notwithstanding the foregoing, any such Investor may, at the time it accepts the offer, subscribe to purchase any or all securities offered (“Oversubscription Securities”) which may be available as a result of the rejection, or partial rejection, of the offer by other Investors. All Oversubscription Securities shall be offered, on a pro rata basis, to those Investors electing to purchase Oversubscription Securities. The sale of Oversubscription Securities shall continue pursuant to the process set

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forth in the immediately preceding sentence until all of the Offered Shares have been purchased by the Investors or until no Investor desires to purchase any remaining Offered Shares.
               (c) Notwithstanding the foregoing, in the event that the Company and the Investors do not purchase all of the Offered Shares, then the Seller may sell all of the Offered Shares to the Buyer, except as provided in Section 2.2.
          2.2 Right of Co-Sale. If the Seller desires (or is required) to Transfer any Shares to a Buyer, each Investor (or any transferee of the Investor) shall have the right, in lieu of exercise of its right of first refusal as provided in Section 2.1(b) above, to require, as a condition to such Transfer, that the Buyer purchase from the Investor (or such transferee), that percentage of the Offered Shares not otherwise purchased by the Company or the Investors pursuant to Section 2.1 above that is expressed by a fraction, the numerator of which is the number of shares of Preferred Stock (on an as-converted into Common Stock basis) and Common Stock (less any shares of Ineligible Stock) then held by the Investor (or such transferee), and the denominator of which is the number of shares of Preferred Stock (on an as-converted into Common Stock basis) and Common Stock (less all shares of Ineligible Stock) held by all the Investors and the Seller.
          2.3 Notice. In the event the Seller proposes to undertake a Transfer of Shares, it shall give the Company, Investors and transferees of the Investors, if any, written notice of its intention, describing the price and general terms upon which the Seller proposes to transfer Shares. The Company shall have 15 days, and the Investors and transferees of the Investors, if any, shall have 30 days from the Notice Date to either (a) exercise the right of first refusal under Section 2.1 for the price and upon the general terms specified in the notice by giving written notice to the Seller and stating therein the quantity of Shares to be purchased, or (b) if applicable, exercise the right of co-sale under Section 2.2 hereof by giving written notice to the Seller and stating therein the quantity of Shares to be included in the Transfer. The closing of the Transfer of Shares covered by any such exercise of rights by the Company or Investors pursuant to Section 2.1 or 2.2 shall occur on the date, if any, set forth in the Seller’s notice pursuant to this Section 2.3 or on such other date as the parties may agree, provided that if no date is so specified, the closing shall occur on the date 45 days after the date of the Seller’s notice pursuant to this Section 2.3, or on such other date as the parties may agree. At the closing, the selling parties shall deliver certificates representing the securities to be sold, duly endorsed for Transfer and accompanied by all requisite transfer taxes, if any, and such securities to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to this Agreement and applicable federal and state securities laws), and the purchasing parties shall deliver payment of the purchase price therefor on the terms described in the Seller’s written notice pursuant to this Section 2.3.
          2.4 Transfer of Rights. The rights contained in this Section 2 may be assigned or otherwise conveyed to transferees or assignees of the Investors’ shares of Preferred Stock and Common Stock issued upon conversion of such Preferred Stock, which transferees or assignees will be considered “Investors” for purposes hereof.
          2.5 Transfers Constituting Liquidating Event. In the event of any Transfer or proposed Transfer that, together with all other transfers of shares, or rights to acquire shares, that are part of the same transaction or series of related transactions, constitutes or would constitute a

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Liquidating Event for purposes of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), then such Transfer may not take place unless and until, prior to the consummation of such Transfer the Investors shall have been paid in full the amounts to which they are entitled upon such Liquidating Event under the Certificate of Incorporation.
     3. Permitted Transfers. The rights and transfer restrictions set forth in Section 2 hereof shall not apply to: (a) any Transfer of Shares by gift or bequest or through inheritance to, or for the benefit of, any spouse, ancestor, sibling or descendant of such individual Common Holder or any other person approved by a majority of the Board of Directors (including, for this purpose, a majority of the directors elected by the holders of Preferred Stock pursuant to Article V, Subsection D.3 of the Company’s Certificate of Incorporation); (b) any Transfer of Shares by an individual Common Holder to a trust for the benefit of any spouse, ancestor, sibling or descendant of such Common Holder; (c) a Transfer of Shares by a Common Holder to the Company; and (d) any Transfer of Shares by a Common Holder that is an entity to such entity’s stockholders, members, partners or other equity holders (in each case set forth in (a) through (d) above, a “Permitted Transfer”). Any such Permitted Transfer shall be subject to the terms and provisions of this Agreement, and the transferee receiving Shares (other than where the Company is the transferee) shall be bound by the terms and conditions of this Agreement to the same extent as the person making such Transfer. Each transferee in a Permitted Transfer (other than where the Company is the transferee) after the date of this Agreement shall execute and deliver to the Company a counterpart of this Agreement as a condition to the effectiveness of such Permitted Transfer.
     4. Termination. The rights set forth in this Agreement shall terminate upon the effective date of the closing of an underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of Common Stock of the Company to the public where the Company receives proceeds of $50,000,000 or more (net of underwriters discounts and commissions), and the price per share to the public is not less than $5.93, subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization.
     5. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.
     6. Legend. Each certificate held by or issued to the Common Holders, whether now outstanding or subsequently issued, shall be surrendered to the Company for endorsement or be endorsed by the Company prior to its issuance with substantially the following legend.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK SALE AGREEMENT AMONG THE HOLDER OF THESE SECURITIES AND CERTAIN OTHER HOLDERS OF THE ISSUER’S SECURITIES. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE

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OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.
     Nothing in this Agreement should be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.
     7. Additional Common Holders. The Company shall cause each person or entity hereafter becoming a holder of shares of the Company’s Common Stock to become a party to this Agreement as a “Common Holder,” subject to all applicable terms and provisions hereof, by having such holder execute a signature page hereto and amending Exhibit A pursuant to Section 9.3 below.
     8. Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company, the holders of at least two-thirds (2/3) of the outstanding Common Stock as of the date of this Agreement held by the Common Holders providing services to the Company as an officer, employee or consultant, and the holders of at least a majority of the outstanding Preferred Stock as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.
     9. General Provisions.
          9.1 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to choice of law provisions.
          9.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, legal representative, successors and permitted transferees, except as may be expressly provided otherwise herein.
          9.3 Amendments and Waivers. Except as otherwise expressly provided herein, this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) only upon the written consent of: (a) the Company, (b) the holders of at least a majority of the then outstanding Common Stock held by the Common Holders then providing services to the Company as an officer, employee or consultant, and (c) the holders of at least a majority of the then outstanding Preferred Stock held by the Investors. Notwithstanding anything to the contrary in this Section 9.3, the Company shall be entitled to in accordance with Section 7, include additional holders of its Common Stock as parties to this Agreement, and to treat such holders as “Common Holders” hereunder by having each such holder execute a signature page hereto, amending Exhibit A attached hereto and providing such amended Exhibit A to the other parties to this Agreement.

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          9.4 Severability. In the case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
          9.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.
          9.6 Ownership. Each Common Holder represents and warrants that he, she or it is the sole legal and beneficial owner of those Shares he or she currently holds subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.
          9.7 Notice. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) upon delivery by confirmed facsimile or electronic transmission if received by the recipient before 5:00 p.m. local time on a business day, and if not, then the next business day; (c) if to a U.S. resident, five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or (d) if to a U.S. resident, one (1) business day after deposit with a nationally recognized overnight courier service (or if to a non-U.S. resident, two (2) business days after deposit with an internationally recognized overnight courier service, specifying international priority delivery), and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
          9.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
          9.9 Delays or Omissions. Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and not alternative.
          9.10 Intent. The Stockholders agree to execute upon request any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
          9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

COMPANY: ALIMERA SCIENCES, INC.
By:	/s/ C. Daniel Myers
Name:	Dan Myers
Title:	President and Chief Executive Officer

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS: INTERSOUTH PARTNERS V, L.P.
By:	Intersouth Associates V, L.P.,
its General Partner

By:	/s/ Philip Tracy
Name:	Philip Tracy
Title:	Member Acting Pursuant to Power of Attorney

INTERSOUTH AFFILIATES V, L.P.
By:	Intersouth Associates V, LLC,
its General Partner

By:	/s/ Philip Tracy
Name:	Philip Tracy
Title:	Member Acting Pursuant to Power of Attorney

INTERSOUTH PARTNERS VI, L.P.
By:	Intersouth Associates VI, LLC,
its General Partner

By:	/s/ Philip Tracy
Name:	Philip Tracy
Title:	Member Acting Pursuant to Power of Attorney

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS: INTERSOUTH PARTNERS VII, L.P.
By:	Intersouth Associates VII, L.P.,
its General Partner

By:	/s/ Philip Tracy
Name:	Philip Tracy
Title:	Member Acting Pursuant to Power of Attorney

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS:

VENROCK PARTNERS, L.P.
by its General Partner, Venrock Partners
Management, LLC

VENROCK ASSOCIATES IV, L.P.
by its General Partner, Venrock Management IV, LLC

VENROCK ENTREPRENEURS FUND IV, L.P.
by its General Partner, VEF Management IV, LLC

By:	/s/ Anders Hove
Name:	Anders Hove
Title:	Member

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS: BAVP, L.P.
By:	BA Venture Partners VI, LLC,
its general partner

By:	/s/ Mark Brooks
Name:	Mark Brooks
Managing Director

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS: POLARIS VENTURE PARTNERS IV, L.P.
By:	Polaris Venture Management Co. IV, L.L.C.,
its General Partner

By:	/s/ Bill E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.
By:	Polaris Venture Management Co. IV, L.L.C.,
its General Partner

By:	/s/ Bill E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS: DOMAIN PARTNERS VI, L.P.
By:	One Palmer Square Associates VI, L.L.C.,
its General Partner

By:	/s/ Lisa A. Kraeutler
Name:	Lisa A. Kraeutler
Title:	Attorney-in-fact

DP VI ASSOCIATES, L.P.
By:	One Palmer Square Associates VI, L.L.C.,
its General Partner

By:	/s/ Lisa A. Kraeutler
Name:	Lisa A. Kraeutler
Title:	Attorney-in-fact

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTORS: G&H PARTNERS
By:	/s/ Jay K. Hachigian
Name:	Jay K. Hachigian
Title:	Partner

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

INVESTOR/COMMON HOLDER:
/s/ Calvin Roberts
Dr. Calvin Roberts

Signature Page to
Second Amended and Restated Investor Rights Agreement

     IN WITNESS WHEREOF, this Second Amended and Restated Stock Sale Agreement has been duly executed and delivered by the parties as of the date first above written.

COMMON STOCKHOLDERS:
/s/ C. Daniel Myers
C. Daniel Myers

/s/ David Holland
David Holland

/s/ Alisa Hudzina
Alisa Hudzina

/s/ Susan H. Caballa
Susan Caballa

/s/ David Eitel
David Eitel

Signature Page to
Second Amended and Restated Investor Rights Agreement

EXHIBIT A
SCHEDULE OF COMMON HOLDERS

Name and Address of Common Holder[1]	No. of Shares of Common Stock
Alisa Hudzina	100,000
Amanda Whittington and Scott Whittington, JTWROS	2,500
Arthur Murray	25,000
Barry Dabbs	25,000
BFG Investments, LLC	18,448
Brian Burks	1,250
Brian Whitright	208,083
Bryan & Mary Grissett	50,000
Buddy King	250,000
Barry Burden and Michelle Howard Burden, JTWROS	1,563
C&B Capital, LP C. Daniel Myers	1,100,000
Calvin Roberts	300,000
Charles Bradford Myers	10,000
Charles Myers	5,000
Chris Freund	8,334
Corissa Vossbrink	2,500
Daniel White	550,000

[1]	Address as set forth in the Company’s stock records.

Name and Address of Common Holder[1]	No. of Shares of Common Stock
David Eitel	10,000
David Hollan	400,000
David K. and Gail Z. Kinser	5,000
David Preston White	5,000
Davis Myers	20,000
DC&B Partnership	9,224
Deanna Magdich	20,000
Deborah Chafin and David Chafin, Community Property	16,666
Domain Partners VI, LP
Don Testerman	5,000
Evan Myers	20,000
Frances Kane	28,125
George Ritacco	8,333
Grayson Davis Myers	5,000
Greta Myers	5,000
Holly Reynerson and Jayme K. Reynerson, as Community Property	2,500
J. Randall Carroll	100,000
James D. Loftin	10,000
James Seifert II	12,500
Jean Norris	3,563
Jeff Bradsha	10,000
Jeff German and Marianne German, JTWROS	12,500

Name and Address of Common Holder[1]	No. of Shares of Common Stock
Jeff Holden and Rhonda E. Holden, Community Property with the Right of Survivorship	3,594
Jeffrey Mason	10,000
Jennifer Burnette	5,000
Jessica Robinson	5,625
Jim Harris	8,333
Joan Kaimer (Trust)	50,000
Katherine Booms	100
Kari Kubala	2,500
Karen Hutton Powell and Matthew Blake Powell, JTWROS	17,813
Karen Myers	15,000
Keith Jeremy Caballa	25,000
Keith Seifert Sr.	12,500
Kelly Seifert and Kevin Seifert, JTWROS	1,250
Kerry Jo Nantz	5,000
Kevin Carroll	10,000
Linda T. and Jimmy D. Veal	21,085
Mark Testerman	400,000
Mark Testerman and Sara Sue Testerman, JTWROS	107,495
Nancy Boyd	5,000
Patrick Hickock	100,000
Paul David Kinser	5,000

Name and Address of Common Holder[1]	No. of Shares of Common Stock
Paul Linck	9,224
Plunkett Family LP	9,224
Randy Rhino	10,000
REDLOH Capital, LLC	9,224
Richard Lamar Wakefield	25,000
Robert & Nancy Sharp	25,000
Robert Thomas Cooksey	25,000
Rose Berube	2,500
Scott Kilburn	25,000
Sharon Louise Hill (fka, Hugh Hill)	52,651
SOLFAM Trust	363,256
Susan Caballa	175,000
Susan Liguori	25,000
Susan Thomspon	5,000
Thomas Davenport	25,000
Thomas L. Shields	9,224
Timothy Czerwionka and Rebekah Czerwionka, as Community Property	2,500
Tony Catanzaro	25,000
Tracy Aiken	50,000
Tracy Puckett and Etienne Puckett, JTWROS	46,748
UBS Financial Services	25,000
Virginia Morris	5,000
White Family Trust	30,000

EXHIBIT B
SCHEDULE OF SERIES A INVESTORS

Name and Address	Shares of Series A Stock
Intersouth Partners V, L.P.	2,539,618
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Intersouth Affiliates V, L.P.	116,096
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Name and Address	Shares of Series A Stock
Intersouth Partners VI, L.P.	2,655,715
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

BAVP, L.P.	5,311,429
950 Tower Lane Suite 700 Foster City, CA 94044 Attn: Mark Brooks Facsimile: (650) 378-6040

Domain Partners VI, L.P.	5,255,110
One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581

DP VI Associates, L.P.	56,319
One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581

Polaris Venture Partners IV, L.P.	5,219,317
1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880

Name and Address	Shares of Series A Stock
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.	92,112
1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880

C&B Capital, L.P.	632,564
4200 Northside Parkway, N.W. Building One, Suite 100 Atlanta, Georgia 30327 Attn: Theodore J. Bender, III

Thomas L. Shields, Jr.	36,899
1750 W. Sussex Atlanta, GA 30306

BFG Investments, LLC	36,899
(Robert B. Braden) 931 Ponce de Leon Ave, NE Atlanta, GA 30306

BFG Investments, LLC	36,899
(Peter B. Fellman) 931 Ponce de Leon Ave, NE Atlanta, GA 30306

REDLOH Capital, LLC	36,899
3333 Riverwood Parkway, Suite 400 Atlanta, GA 30339 Attn: J.C. Pendrey, Jr.

Linda T. and Jimmy D. Veal	84,342
290 Osprey Place Brunswick, GA 31525

Sharon Louise Hill	50,605
4027 River Ridge Chase Marietta, GA 30067

DC&M Partnership	36,899
41 Muscogee Ave. N.W. Atlanta, GA 30305 Attn: David F. Walbert

Name and Address	Shares of Series A Stock
SOLFAM Trust	253,025
Philip Solomons, Tstee 5 Mad Anthony Lane Savannah, GA 31411

Plunkett Family, LP	36,899
L. Richard Plunkett, Managing Partner 196 Folds Road Carrollton, GA 30116

Paul Linck	36,899
419 Mill Creek Bend Atlanta, GA 30307

EXHIBIT C
SCHEDULE OF SERIES B INVESTORS

Name and Address	Shares of Series B Stock
Venrock Associates IV, L.P.	6,209,758
2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180

Venrock Entrepreneurs’ Fund IV, L.P.	152,574
2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180

Venrock Partners, L.P.	1266,364
2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180

Intersouth Partners V, L.P.	1,823,258
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Name and Address	Shares of Series B Stock
Intersouth Affiliates V, L.P.	83,914
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Intersouth Partners VI, L.P.	1,907,176
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

BAVP, L.P.	3,814,348
950 Tower Lane Suite 700 Foster City, CA 94044 Attn: Mark Brooks Facsimile: (650) 378-6040

Domain Partners VI, L.P.	3,773,902
One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581

Name and Address	Shares of Series B Stock
DP VI Associates, L.P.	40,446
One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581

Polaris Venture Partners IV, L.P.	3,744,138
1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880

Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.	70,210
1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880

C&B Capital, L.P.	515,740
4200 Northside Parkway, N.W. Building One, Suite 100 Atlanta, Georgia 30327 Attn: Theodore J. Bender, III

Thomas L. Shields, Jr.	38,694
1750 W. Sussex Atlanta, GA 30306

BFG Investments, LLC	38,694
(Robert B. Braden) 931 Ponce de Leon Ave, NE Atlanta, GA 30306

BFG Investments, LLC	38,694
(Peter B. Fellman) 931 Ponce de Leon Ave, NE Atlanta, GA 30306

Name and Address	Shares of Series B Stock
REDLOH Capital, LLC	38,694
3333 Riverwood Parkway, Suite 400 Atlanta, GA 30339 Attn: J.C. Pendrey, Jr.

Linda T. and Jimmy D. Veal	44,217
290 Osprey Place Brunswick, GA 31525

Sharon Louise Hill	13,060
4027 River Ridge Chase Marietta, GA 30067

DC&M Partnership	38,694
41 Muscogee Ave. N.W. Atlanta, GA 30305 Attn: David F. Walbert

SOLFAM Trust	265,299
Philip Solomons, Tstee 5 Mad Anthony Lane Savannah, GA 31411

Plunkett Family, LP	38,694
L. Richard Plunkett, Managing Partner 196 Folds Road Carrollton, GA 30116

Paul Linck	38,694
419 Mill Creek Bend Atlanta, GA 30307

Dr. Calvin Roberts	223,425

Daniel D. Veal	22,108
136 Foxcreek Boulevard Brunswick, GA 31523

Zachry T. Veal	22,108
138 Foxcreek Boulevard Brunswick, GA 31523

Name and Address	Shares of Series B Stock
Irene T. Kramer and Jerry D. Kramer JTWROS	10,000
3882 The Ascent NE Atlanta, GA 30319

Janice Dee Weber	10,000
849 Chestnut Lake Drive NE Marietta, GA 30068

James Loftin	10,000
6630 Chambrel Way Sawanee, GA 30024

Michel Benton	10,000
802 Sterling Falls Circle Canton, GA 30114

EXHIBIT C
SCHEDULE OF SERIES C INVESTORS

Name and Address	Shares of Series C Stock
Venrock Associates IV, L.P.	2,585,253
2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180

Venrock Entrepreneurs’ Fund IV, L.P.	63,519
2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180

Venrock Partners, L.P.	527,214
2494 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Anders Hove Facsimile: (650) 561-9180

Intersouth Partners VII, L.P.	1,961,322
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

Name and Address	Shares of Series C Stock
Intersouth Partners VI, L.P.	1,961,325
3211 Shannon Road, Suite 610 Durham, NC 27707 Attn: Philip Tracy Facsimile: (919) 493-6649

with a copy to:

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Anthony L. Williams Telephone: 919-781-4000 Facsimile: 919-781-4865

BAVP, L.P.	3,922,648
950 Tower Lane Suite 700 Foster City, CA 94044 Attn: Mark Brooks Facsimile: (650) 378-6040

Domain Partners VI, L.P.	3,881,055
One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581

DP VI Associates, L.P.	41,594
One Palmer Square, Suite 515 Princeton, NJ 08542 Attn: Brian Halak Facsimile: (609) 683-4581

Polaris Venture Partners IV, L.P.	3,850,464
1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880

Name and Address	Shares of Series C Stock
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.	72,185
1000 Winter Street, Suite 3350 Waltham, MA 02451 Attn: Bryce Youngren Fax: (781) 290-0880

Dr. Calvin Roberts	217,913

Janice Dee Weber	3,328
849 Chestnut Lake Drive NE Marietta, GA 30068

REDLOH Capital, LLC	30,294
JC Pendrey, Jr. 3333 Riverwood Parkway, Suite 400 Atlanta, GA 30339

Irene T. Kramer and Jerry D. Kramer	3,328
JTWROS 3882 The Ascent NE Atlanta, GA 30319

BFG Investments LLC (Braden)	30,294
Robert B. Braden 931 Ponce de Leon Avenue Atlanta, GA 30306

BFG Investments LLC (Fellman)	30,294
Robert B. Braden 931 Ponce de Leon Avenue Atlanta, GA 30306

Thomas L. Shields, Jr.	29,579
1750 W Sussex Atlanta, GA 30306

C&B Capital II, L.P.	216,879
Edward S. Croft, III, its Manager C&B Capital II GP, LLC, its General Partner c/o Croft & Bender LLC Building One, Suite 100 4200 Northside Parkway, NW Atlanta, GA 30327

Name and Address	Shares of Series C Stock
C&B Capital II (PF), L.P.	178,006
Edward S. Croft, III, its Manager C&B Capital II GP, LLC, its General Partner c/o Croft & Bender LLC Building One, Suite 100 4200 Northside Parkway, NW Atlanta, GA 30327

James Loftin	6,656
6630 Chambrel Way Sawanee, GA 30024

Sharon Louise Hill	40,563
4027 River Ridge Chase Marietta, GA 30067

Michel Benton	3,328
802 Sterling Falls Circle Canton, GA 30114

Linda T. and Jimmy D. Veal	32,908
290 Osprey Place Brunswick, GA 31525

Daniel D. Veal	7,358
136 Foxcreek Boulevard Brunswick, GA 31523

Zachry T. Veal	7,358
138 Foxcreek Boulevard Brunswick, GA 31523

Paul Linck	29,579
419 Mill Creek Boulevard Atlanta, GA 30307

G&H Partners	10,002
155 Constitution Drive Menlo Park, CA 71429